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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated October 5, 1998 included or incorporated by reference in the McRae Industries, Inc. Form 10-K for the fiscal year ended August 1, 1998, and to all references to our Firm included in this Registration Statement.

                                  /s/ Gleiberman Spears Shepherd & Menaker, PA

                                  GLEIBERMAN SPEARS SHEPHERD & MENAKER, PA

Charlotte, North Carolina
January 11, 1999